Filed Pursuant to Rule 424(b)(2)
Registration No. 333-179795
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.10 per share	2,875,000	$30.00	$86,250,000	$11,764.50
(1)
  Assumes exercise in full of the underwriter’s option to purchase up to an additional 375,000 shares of common stock.
(2)
  Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 29, 2012)
2,500,000 Shares

Common Stock
We are offering 2,500,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “OHI.” On October 1, 2013, the last reported sale price of our common stock on the NYSE was $30.66 per share.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
To assist us in maintaining our qualification as a real estate investment trust for U.S. federal income tax purposes, subject to certain exceptions, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or of our outstanding capital stock. You should read the information under the section entitled “Description of Capital Stock—Transfer and Ownership Restrictions” in the accompanying prospectus for a description of these restrictions.
The underwriter has agreed to purchase 2,500,000 shares of our common stock from us at a price of $29.48 per share, which will result in net proceeds to us, before expenses, of approximately $73,700,000. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.
We have granted the underwriter an option for a period of 30 days to purchase an additional 375,000 shares of our common stock. If the underwriter exercises the option in full, the additional proceeds to us will be $11,055,000, and the total aggregate proceeds to us, before expenses, will be $84,755,000.
Delivery of the shares of common stock is expected to be made on or about October 7, 2013.
Jefferies
Prospectus Supplement dated October 2, 2013

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” that we have authorized. We have not, and the underwriters have not, authorized anyone to provide additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any such “free writing prospectus.” If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement nor the sale of shares of common stock offered hereby shall be deemed a guarantee that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any such “free writing prospectus” is correct after their respective dates.
This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part is the prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “Omega,” “we,” “company,” “us,” and “our” refer to Omega Healthcare Investors, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before making an investment decision. You should read carefully this entire prospectus supplement and accompanying prospectus, including the “Risk factors,” the financial data and related notes, and the reports incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Company Overview
We are a self-administered real estate investment trust, or REIT, investing in income-producing healthcare facilities, principally long-term care facilities, located in the United States. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, independent living facilities and rehabilitation and acute care facilities.
Our portfolio of investments at June 30, 2013 consisted of 480 healthcare facilities (including three facilities that are closed/held for sale), located in 34 states and operated by 47 third-party operators. Our gross investment in these facilities totaled approximately $3.3 billion at June 30, 2013, with 99% of our real estate investments related to long-term healthcare facilities. Our portfolio is made up of (i) 417 SNFs, (ii) 16 assisted living facilities, (iii) 11 specialty facilities, (iv) fixed rate mortgages on 33 SNFs and (v) three SNFs that are closed/held for sale. At June 30, 2013, we also held other investments of approximately $74.6 million, consisting primarily of secured loans to third-party operators of our facilities.
Recent Developments
On September 16, 2013, we announced our commitment to enter into a $525 million sale/leaseback transaction for 56 facilities currently operated by Ark Holding Company, Inc., or Ark, in connection with the proposed acquisition of Ark by 4 West Holdings, Inc., or 4 West. Immediately prior to the closing of the proposed acquisition, we have agreed to acquire, through our subsidiary, title to the 56 facilities and lease the facilities back to Ark pursuant to a 50-year lease, with rental payments to us yielding 10.7% per annum over the term of the lease. The sale/leaseback transaction will be accounted for as a capital lease for accounting purposes and, consistent with that treatment, the tenant will have the right to purchase the facilities for a nominal price plus closing costs at the end of the lease. We currently anticipate that the closing of the sale/leaseback transaction will occur in December 2013, although the sale/leaseback transaction and 4 West’s proposed acquisition are subject to a number of closing conditions outside of our control. We can provide no assurances that the sale/leaseback transaction will be completed on the terms described herein or at all. We expect to use proceeds from this offering, together with funds available to us under our senior credit facility and other financing sources, to fund the sale/leaseback transaction.
During the third quarter of 2013 (through September 27, 2013), we issued a total of approximately 2.3 million shares of common stock pursuant to our existing Equity Shelf Program and Dividend Reinvestment and Stock Purchase Program, generating net proceeds of approximately $65.1 million.
Corporate Information
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive offices are located at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement. See “Incorporation of certain information by reference” and “Where you can find more information.”

The Offering
Issuer
Omega Healthcare Investors, Inc.
New York Stock Exchange symbol
OHI
Common stock we are offering(1)
2,500,000 shares
Common stock outstanding after this offering(2)
122,146,637 shares
Use of proceeds
We intend to use the net proceeds of this offering for general corporate purposes, which may include funding the pending sale/leaseback transaction for 56 facilities currently operated by Ark. See “Use of proceeds.”
Risk factors
You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 entitled “Risk Factors” as well as other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision regarding our common stock.

(1)
  Excludes shares issuable upon exercise of the underwriter’s option to purchase additional shares.
(2)
  Excludes shares issuable upon exercise of the underwriter’s option to purchase additional shares, shares of our common stock issuable upon exercise of outstanding options, shares of our common stock available issuable under our dividend reinvestment and common stock purchase plan, and shares of our common stock available for future grant under our stock incentive plan.

Cautionary language regarding forward-looking statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements contained herein as a result of a variety of factors, including, among other things:
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  those items discussed under “Risk factors” herein and under “Risk Factors” in Item 1A to our annual report on Form 10-K, as supplemented from time-to-time in Part II, Item 1A to our quarterly reports on Form 10-Q;
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  uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;
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  the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors’ obligations;
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  our ability to sell closed or foreclosed assets on a timely basis and on terms that allow us to realize the carrying value of these assets;
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  our ability to negotiate appropriate modifications to the terms of our credit facilities;
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  our ability to manage, re-lease or sell any owned and operated facilities;
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  the availability and cost of capital to us;
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  changes in our credit ratings and the ratings of our debt securities;
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  competition in the financing of healthcare facilities;
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  regulatory and other changes in the healthcare sector;
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  changes in the financial position of our operators;
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  the effect of economic and market conditions generally and, particularly, in the healthcare industry;
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  changes in interest rates;
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  the amount and yield of any additional investments;
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  changes in tax laws and regulations affecting REITs; and
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  our ability to maintain our status as a REIT.
Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above, as well as the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements incorporated by reference in this prospectus supplement and the accompanying prospectus to reflect future events or developments.

RISK FACTORS
An investment in our common stock involves risks. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in our common stock, you should carefully consider the risks described below, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in our subsequent reports on Form 10-Q, as such risks may be amended, updated or modified periodically in our reports filed with the SEC, as well as the other information included in and incorporated by reference in this prospectus supplement and the accompanying prospectus.
The market price and trading volume of our common stock may be volatile.
The market price of our common stock may be highly volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The stock market has, in recent years, experienced extreme price and volume fluctuations that have affected the market price of shares of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. If the market price of our common stock declines significantly, you may be unable to resell your shares at a gain. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include but are not limited to:
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  our operating performance and the performance of other similar companies;
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  actual or anticipated changes in our business, operations and prospects;
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  financial results that fail to meet public market analysts’ expectations and changes in stock market analysts’ recommendations regarding us, other healthcare or real estate-based companies, or the healthcare industry in general;
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  increases in market interest rates that lead investors in our common stock to demand a higher yield;
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  changes in our credit rating;
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  adverse market reaction to indebtedness we may incur in the future;
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  the future issuance of our equity securities;
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  actions by institutional stockholders;
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  speculation in the press or investment community;
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  our failure to qualify for and maintain our status as a REIT;
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  adverse judgments or settlements obligating us to pay damages;
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  industry, domestic and international market and economic conditions; and
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  legislative or other regulatory developments, including regulations proposed or issued by the Centers for Medicare and Medicaid Services.
Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.
In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute the value of their investment in our common stock.
There are no assurances of our ability to pay dividends in the future.
Our ability to pay dividends may be adversely affected if any of the risks described herein were to occur. Our payment of dividends is subject to compliance with restrictions contained in our credit agreements and the indentures governing our senior notes. All dividends will be paid at the discretion of our Board of Directors and will depend upon our earnings, our financial condition, maintenance of our REIT status and such other factors as our Board of Directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future. In addition, our dividends in the past have included, and may in the future include, a return of capital.

Our pending $525 million sale/leaseback transaction may not be consummated.
Our pending $525 million sale/leaseback transaction for 56 facilities currently operated by Ark is subject to a variety of closing conditions, including the satisfaction of all the conditions to the closing of 4 West’s proposed acquisition of Ark, such as obtaining certain consents and licenses, the absence of any event having a material adverse effect on Ark since the date of the agreement, and the issuance of title insurance on the properties. If any of these closing conditions are not satisfied or otherwise waived, the acquisition may not be consummated and we may not enter into the contemplated sale/leaseback transaction on the terms described herein or at all.

USE OF PROCEEDS
Our net proceeds from the sale of the shares of common stock, after deducting underwriting discounts and commissions and other expenses of this offering payable by us, are estimated to be approximately $73,475,000, assuming no exercise of the option to purchase additional shares granted to the underwriter, and $84,530,000 assuming full exercise of the option to purchase additional shares.
We intend to use the net proceeds of this offering for general corporate purposes, which may include funding the pending sale/leaseback transaction for the 56 facilities currently operated by Ark, or other acquisitions. See “Prospectus Supplement Summary—Recent Developments.”
Pending the application of such proceeds, we intend to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion replaces the discussion under the heading “U.S. Federal Income Tax Considerations—Taxation of Stockholders” beginning on page 22 of the accompanying prospectus.
Taxation of Domestic Stockholders. As long as we qualify as a REIT, if you are a taxable U.S. stockholder, distributions made to you out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by you as ordinary income (which is subject to tax at graduated rates of up to 39.6%) and will not be eligible for the dividends received deduction for corporations or the special maximum 20% tax rate applicable to individuals and certain other taxpayers in the case of dividends paid by a regular C corporation. However, to the extent that any of our income represents income on which we have paid tax at corporate income tax rates or dividend income from a regular C corporation, including dividend income from a TRS that we own, your proportionate share of such dividend income will be eligible for the special maximum 20% tax rate applicable to dividend income from a regular C corporation. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) and eligible for the special 20% maximum tax rate on capital gain income applicable to individuals and certain other tax payers (unless such capital gain income is attributable to unrecaptured Section 1250 gain, in which case the applicable maximum tax rate will be 25%, instead of 20%), without regard to the period for which you have held our stock. However, if you are a corporation, you may be required to treat up to 20% of certain capital gain dividends as ordinary income. Further, if we designate a dividend as a capital gain dividend to you and you dispose of your shares in a sale or exchange in which you recognize a loss, and have held those shares for six (6) months or less, you will be required to treat the loss from the sale of your shares as long-term (instead of short-term) capital loss to the extent of the dividend distributions you received from us that were designated as capital gain distributions that you were permitted to treat as long-term capital gains.
Distributions in excess of current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed the adjusted basis of your shares, but rather will reduce the adjusted basis of those shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of your shares, you will include the distributions in income as long-term capital gain (or short-term capital gain if you have held the shares for one year or less) assuming the shares are a capital asset in your hands. In addition, any distribution declared by us in October, November, or December of any year payable to you as a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by you on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year. You may not include in your individual income tax returns any of our net operating losses or capital losses.
Sale, Redemption, Exchange or Other Taxable Disposition of Our Stock. A U.S. stockholder will generally recognize gain or loss on the sale, redemption, exchange or other taxable disposition of our stock in an amount equal to the difference between (i) the proceeds received by the U.S. stockholder in exchange for such stock and (ii) the U.S. stockholder’s adjusted tax basis in the stock. If the U.S. stockholder has received distributions with respect to our stock, all or a portion of which have been designated as not taxable because the amounts distributed were in excess of our earnings and profits, then the U.S. stockholder’s adjusted tax basis in the stock will be its initial purchase price decreased by the amount of distributions received by such stockholder that were not reported as taxable income. The proceeds received by a U.S. stockholder will include the amount of any cash and the fair market value of any other property received for our stock. Such gain or loss recognized by a U.S. stockholder on a disposition of our stock will be capital gain or loss and will be long-term capital gain or loss if the holder held our stock for more than one year. Under current United States federal income tax law, net long-term capital gains of non-corporate U.S. stockholders (including individuals) are eligible for taxation at preferential rates as described in the paragraph above. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their tax advisors concerning these tax law provisions.
Medicare Tax. A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. stockholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. stockholder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities), less deductions allowed under the Code against such interest income or gains from the notes. If you are a U.S. stockholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our stock.

The following discussions should replace the discussion under the heading “U.S. Federal Income Tax Considerations—Recent Legislation” on page 24 of the prospectus.
Additional Withholding Requirements. Pursuant to Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder, and other guidance published by the IRS, U.S. federal income tax may be required to be withheld at the rate of 30% on distributions with respect to our stock made after June 30, 2014, or on the gross proceeds from the sale or other taxable disposition of our stock paid after December 31, 2016, to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld as a result of a stockholder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, we would not be required nor would any paying agent or other person be required to pay additional amounts to compensate you as a result of the deduction or withholding of such tax. As a result, investors may receive less than expected. Non-U.S. stockholders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of our stock.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement dated October 2, 2013, between us and Jefferies LLC, as sole book-running manager and underwriter of this offering, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, 2,500,000 shares of common stock.
The underwriting agreement provides that the obligations of the underwriter is subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The underwriter has agreed to purchase the shares of common stock from us at a price of $29.48 per share, which will result in net proceeds to us, after deducting estimated expenses related to this offering, of approximately $73,475,000, assuming no exercise of the option to purchase additional shares granted to the underwriter, and $84,530,000 assuming full exercise of the option to purchase additional shares.
The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices or at negotiated prices, subject to receipt of acceptance by them and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agent or to whom it may sell as principal. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts.
The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We estimate expenses payable by us in connection with this offering will be approximately $225,000.
Listing
Our common stock is listed and traded on the NYSE under the symbol “OHI.”
Option to Purchase Additional Shares
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase an additional 375,000 shares of common stock.

No Sales of Similar Securities
We, our officers, directors and holders of all or substantially all our outstanding capital stock and other securities have agreed, subject to specified exceptions, not to directly or indirectly:
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  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or
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  otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
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  publicly announce an intention to do any of the foregoing for a period of 30 days after the date of this prospectus supplement or, if later, until the closing and delivery of any shares pursuant to the exercise of the option to purchase additional shares described above without the prior written consent of Jefferies LLC.
This restriction terminates after the close of trading of the common stock on and including the 30th day after the date of this prospectus supplement or, if later, until the closing and delivery of any shares pursuant to the exercise of the option to purchase additional shares described above.
Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 30-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.
Stabilization
The underwriter has advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Affiliations
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial, investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect to deliver the shares of common stock against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the shares of common stock (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of common stock prior to the date that is three business days preceding the settlement date will be required, by virtue of the fact that the shares of common stock initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares of common stock who wish to trade the shares of common stock during such period should consult their advisors.
Disclaimers About Non-U.S. Jurisdictions
European Economic Area
In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:
a)
  to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
c)
  to any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which is referred to as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated, each such person being referred to as a relevant person.
This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement and the accompanying prospectus have been passed upon for us by Bryan Cave LLP, Atlanta, Georgia. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is counsel for the underwriter in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus supplement, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (File No. 001-11316) as well as any filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, other than information in these documents that is not deemed to be filed with the SEC:
■
  our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013;
■
  our Quarterly Reports on Form 10-Q for the three months ended March 31, 2013 and June 30, 2013, filed with the SEC on May 9, 2013 and August 5, 2013, respectively;
■
  our Current Reports on Form 8-K filed with the SEC on March 19, 2013, April 4, 2013, June 7, 2013 and September 16, 2013;
■
  the description of our common stock contained in our Registration Statement on Form 8-A, filed on August 4, 1992, and any amendments or reports filed for the purpose of updating that description; and
■
  our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 6, 2013, filed with the SEC on April 22, 2013 (excluding any portions of such filing that have not been incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012).
Notwithstanding the foregoing, we are not incorporating and will not incorporate by reference into this prospectus past or future information or reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K, or otherwise deemed furnished rather than filed with the SEC.
These documents contain important information about our financial condition. You may obtain copies of any documents incorporated by reference in this prospectus from us, from the SEC or from the SEC’s website as described below. Documents incorporated by reference are available from us without charge, excluding exhibits thereto, unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them from us in writing or by telephone at Omega Healthcare Investors, Inc., Attention: Chief Financial Officer, 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, telephone number (410) 427-1700. You may also access our SEC filings free of charge on our website at http://www.omegahealthcare.com, under the tab entitled “SEC Filings.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at http://www.sec.gov, as well as on our website at http://www.omegahealthcare.com. You may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus and our web address is included as an inactive textual reference only.
We have filed with the SEC a registration statement on Form S-3, referred to in this prospectus supplement as the registration statement, to register the shares of common stock offered by this prospectus supplement. This prospectus supplement is a part of the registration statement. This prospectus supplement does not include all of the information contained in the registration statement. For further information about us and the securities offered in this prospectus supplement, you should review the registration statement. You can inspect or obtain a copy of the registration statement as described in the preceding paragraph.

PROSPECTUS

Preferred Stock • Common Stock • Warrants • Units
We may offer from time to time our preferred stock, common stock, warrants or units consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time.
This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Shares of our common stock are traded on the New York Stock Exchange, or the NYSE, under the symbol “OHI.” The closing price of our common stock as reported by the NYSE on February 27, 2012 was $21.03 per share. Unless we state otherwise in a prospectus supplement, we will not list any preferred stock, warrants or units on any securities exchange.
Our principal executive offices are located at 200 International Circle, Suite 3500, Hunt Valley, MD 21030, and our telephone number is (410) 427-1700.
Investing in the securities involves risks. See the “Risk Factors” section of this prospectus. Before buying the securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, or the SEC, which is incorporated by reference in this prospectus. See “Available Information.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer the securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is February 29, 2012.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus and the applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries.
AVAILABLE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act. As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the NYSE, you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
We have filed with the SEC a registration statement under the Securities Act, which registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. Copies of the registration statement are available to the public through the sources referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
■
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012;
■
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 1992, and any amendments or reports filed for the purpose of updating that description; and
■
  our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 2, 2011, filed with the SEC on April 29, 2011.

*
  We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.
All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements under “Risk Factors” and elsewhere in this prospectus regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.
There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
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  those items discussed under “Risk Factors” herein and under “Risk Factors” in Item 1A to our annual reports on Form 10-K and as supplemented from time-to-time in Part II, Item 1A to our quarterly reports on Form 10-Q;
■
  uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;
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  the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors’ obligations;
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  our ability to sell closed or foreclosed assets on a timely basis and on terms that allow us to realize the carrying value of these assets;
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  our ability to negotiate appropriate modifications to the terms of our credit facilities;
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  our ability to manage, re-lease or sell any owned and operated facilities;
■
  the availability and cost of capital;
■
  changes in our credit ratings and the ratings of our debt securities;
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  competition in the financing of healthcare facilities;
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  regulatory and other changes in the healthcare sector;
■
  the effect of economic and market conditions generally and, particularly, in the healthcare industry;
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  changes in the financial position of our operators;
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  changes in interest rates;
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  the amount and yield of any additional investments;
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  changes in tax laws and regulations affecting real estate investment trusts; and
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  our ability to maintain our status as a real estate investment trust.
All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified by the cautionary statements. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business that are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2011, which is hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.
Risks Related to Our Securities
There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.
There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.
The liquidity of, pricing of and trading market for our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.
Net proceeds from the sale of our securities may not result in an increase in investment value.
Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.
If our stock price is volatile, purchasers of our common stock could incur substantial losses.
Although our common stock is listed on the NYSE, such listing does not provide any assurance that an active public market for the common stock will be sustained. No predictions can be made as to the effect, if any, that future market sales of common stock or the availability of common stock for sale will have on the prevailing market price of the common stock. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of our common stock.
If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.
All of our outstanding shares of common stock are available for immediate sale unless held by our affiliates. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock.

THE COMPANY
We are a self-administered real estate investment trust, or REIT, investing in income-producing healthcare facilities, principally long-term care facilities located throughout the United States. We provide lease or mortgage financing to qualified operators of skilled nursing facilities and, to a lesser extent, assisted living facilities, independent living facilities and rehabilitation and acute care facilities.
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive offices are located at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our Company is set forth in documents on file with the SEC and incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Available Information.”
Our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are accessible free of charge on our website at www.omegahealthcare.com. Information on our website does not constitute part of this prospectus.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES
The table below sets forth, for the periods indicated, our ratios of earnings to combined fixed charges and preferred stock dividends. We have calculated the ratio of earnings to combined fixed charges and preferred stock dividends by adding net income (loss) from continuing operations to fixed charges and dividing that sum by such fixed charges plus preferred dividends, irrespective of whether or not such dividends were actually paid. Earnings consist of income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and costs related to retiring certain debt early.

	Year Ended December 31,
	2007		2008		2009		2010		2011
Earnings/combined fixed charges and preferred dividends coverage ratio	2.1	x	2.4	x	2.5	x	1.5	x	2.6	x

DESCRIPTION OF SECURITIES
We may issue from time to time, in one or more offerings, the following securities:
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  shares of our preferred stock, par value $1.00 per share, in one or more series;
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  shares of our common stock, par value $0.10 per share;
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  warrants to purchase preferred stock, common stock or any combination thereof; or
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  any combination of the foregoing, either individually or as units.
This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of relevant Maryland law, including the Maryland General Corporation Law, or the MGCL. The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the articles supplementary that establishes a particular series of preferred stock in its entirety. We urge you to read at that time the articles supplementary because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The articles supplementary will be filed with the State Department of Assessments and Taxation of the State of Maryland of the State of Maryland and with the SEC.
As of December 31, 2011, our authorized capital stock consisted of 200,000,000 shares of common stock, par value $0.10 per share and 20,000,000 shares of preferred stock, par value $1.00 per share. As of February 22, 2012, there were 103,898,612 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.
Common Stock
All shares of our common stock participate equally in dividends payable to stockholders of our common stock when and as declared by our board of directors and in net assets available for distribution to stockholders of our common stock on liquidation or dissolution, have one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock issued pursuant to this prospectus, will be fully paid and non-assessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights. We may issue additional shares of authorized common stock without stockholder approval, subject to applicable rules of the NYSE.
Registrar and Transfer Company is the registrar and transfer agent for our common stock. Our common stock is listed on the NYSE under the symbol “OHI.”
Preferred Stock
Under our charter, our board of directors has the authority to authorize from time to time, without further stockholder action, the issuance of shares of our preferred stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the preferred stock by resolution and the filing of an amendment to our charter, including but not limited to the designation of the following:
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  the number of shares constituting such series and the distinctive designation thereof;
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  the voting rights, if any, of such series;
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  the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;
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  whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;
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  the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company;
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  the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and
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  any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical to each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our charter, or as may be fixed by our board of directors as described above. We may from time to time amend our charter to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.
Transfer and Ownership Restrictions
To qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1985, as amended, or the Code, we must satisfy certain criteria, including:
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  not more than 50% in value of our outstanding capital stock may be directly or beneficially owned (after application of certain rules relating to the attribution of stock ownership) by five or fewer individuals during the last half of a taxable year (commonly referred to as the “5/50 Standard”); and
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  our capital stock must be owned (without regard to attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (commonly referred to as the “100 Stockholder Rule”).
To ensure that we meet the Code’s requirements for a REIT, our charter, as amended:
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  restricts any person from beneficially or constructively owning our capital stock in any manner that would cause us to fail to qualify as a REIT;
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  provides our board of directors with the authority to allow certain persons to own more than 9.8% of our capital stock subject to certain limitations and requirements intended to ensure compliance with the 5/50 Standard and the 100 Stockholder Rule;
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  prohibits any transfer that would cause us to have fewer than 100 stockholders, and treat any such purported transfer as void ab initio;
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  with respect to certain transactions that would violate the ownership limitations (other than transactions that violate the 100 Stockholder Rule), requires the automatic transfer of the subject shares of our capital stock to a trust that allows the purchasing stockholder generally to recoup up to the amount invested and the distribution of any excess amounts to a charitable beneficiary, and require that the trustee sell the shares to a person whose ownership would not violate the ownership limitations; and
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  provides that the purchase price per share for shares held in trust equal the lesser of (a) the price paid by the prohibited transferee for the shares (or, in the case of a gift, devise or similar transfer, the market price of the shares) on the day that the prohibited transfer occurs, or (b) the market price per share on the date of the sale received by the trustee from the sale or other disposition of the shares, in either case reduced by the amount of any dividends or other distributions on those shares received by the prohibited transferee.
All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.
Anti-Takeover Protections
Following is a description of certain provisions included in our charter, bylaws and Maryland law that may have the effect of discouraging unilateral tender offers or other takeover proposals that stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board of directors believes, however, that these provisions may help assure fair treatment of our stockholders and preserve our assets.
Charter and Bylaws
Our charter and bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our charter and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our charter and bylaws. If you would like to read our charter or bylaws, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Available Information.”
Classified Board; Size of Board. Our charter and bylaws provide that our board of directors will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term. Our charter specifies that the number of directors at the effective date of the charter shall be six, which number may be increased or decreased as provided in the bylaws, but shall not be less than five nor more than thirteen. The current Board is composed of six directors.
Election of Directors. A director is generally elected by the vote of a majority of the votes cast at the meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. For one of our stockholders to nominate a candidate for director, our bylaws require that such stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made. Our charter does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then-outstanding shares of common stock can elect all of the directors of the class then being elected at that meeting of stockholders.
Removal of Directors. Maryland law provides that, if a corporation has a classified board, the holders of a majority of the corporation’s voting stock may remove a director or the entire board from office only for cause, unless the charter provides otherwise. Our charter and bylaws provide that stockholders may remove a director only “for cause” and with the affirmative vote of not less than two-thirds of the-then outstanding shares of our capital stock entitled to vote, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances.
Filling Vacancies. Our bylaws provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding, any vacancies on the board of directors, including vacancies by reason of an increase in the number of directors, may be filled only by a majority vote of the directors then in office, for the remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is elected and qualifies.
Limitations on Stockholder Action by Written Consent. Our bylaws provide that, except for the election of directors, action may be taken without a meeting of stockholders only if all of the stockholders entitled to vote with respect to the subject matter thereof consent in writing or by electronic transmission to such action being taken. The election of directors may not be undertaken by written consent.
Limitations on Calling Stockholder Meetings. Under our bylaws, special meetings of the stockholders may be called by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or president, or by our secretary upon written request of holders of not less than a majority of the votes entitled to be cast on the business proposed.
Advance Notice Bylaw; Proposal and Nomination Information Requirements. In order for a stockholder to bring a proposal before an annual meeting, including director nominations, our bylaws require that the stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. Each proponent of a matter to be considered at a stockholder meeting and each stockholder nominating a director must furnish certain information, including his or her ownership of common stock, options or any short positions related to our common stock and any fees such proponent stands to earn based on the value of the common stock or derivatives related to the common stock. Each director nominated by a stockholder must certify that he or she is not a party to, and will not become a party to, any agreement with any person or entity in connection with service or action as a director. Such director nominee must also submit a completed director questionnaire provided by us.

Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.
Certain Amendments to our Charter and Bylaws. The provisions of our charter establishing a classified board and the number of directors, governing certain business combinations and governing ownership limitations and excess shares may not be amended without the approval of 80% of the outstanding shares of our capital stock entitled to vote.
Our bylaws may be amended, altered, changed or repealed by (1) a majority of all the outstanding shares of capital stock entitled to vote, unless the bylaws provide that a higher voting requirement applies, or (2) a majority of our board of directors.
Business Combinations. Our charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock, or a Related Person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A “business combination” is defined in our charter as:
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  any merger or consolidation of the Company with or into a Related Person;
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  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person;
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  any merger or consolidation of a Related Person with or into the Company;
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  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company;
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  the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) of the Company to a Related Person; and
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  any agreement, contract or other arrangement providing for any of the transactions described above.
The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
Maryland Law
Business Combinations. Pursuant to Section 5.09 of our charter, we have opted out of Maryland’s statutory “business combination” provisions under the Maryland Business Combination Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to endorse to our stockholders an articles supplementary opting into the statutory business combination provisions. An alteration or repeal of the charter’s “opt out” provision, however, would not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
If we were to opt into the Maryland Business Combination Act, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
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  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
For a description of the Business Combinations provision included in our charter, see “Charter and Bylaws, Business Combinations” above.
Control Share Acquisitions. Pursuant to Section 5.09 of our charter, we have opted out of Maryland’s statutory “control share acquisition” provisions under the Maryland Business Combination Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to endorse to our stockholders an articles supplementary opting into the statutory control share acquisition provisions. An alteration or repeal of the charter’s “opt out” provision, however, would not have any effect on any control share acquisitions that have been consummated or upon any agreements existing at the time of such modification or repeal.
Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock, that, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise direct or indirect voting power in electing directors within one of the following ranges of voting power:
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  one-tenth or more, but less than one-third of all voting power;
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  one-third or more, but less than a majority of all voting power; or
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  a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the direct or indirect acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the corporation’s receipt of demand to consider the voting rights of the shares. If no request for a special meeting is made, the corporation itself may present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.
Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond on behalf of the corporation to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

DESCRIPTION OF WARRANTS
We may issue warrants, including warrants to purchase preferred stock or common stock or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.
A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:
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  the title of the warrants;
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  the aggregate number of the warrants;
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  the price or prices at which the warrants will be issued;
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  the currencies in which the price or prices of the warrants may be payable;
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  the designation, amount and terms of the preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
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  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;
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  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
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  the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;
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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
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  the minimum or maximum amount of the warrants that may be exercised at any one time;
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  any terms relating to the modification of the warrants, including adjustments in the exercise price;
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  information with respect to book-entry procedures, if any;
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  a discussion of any material Federal income tax considerations; and
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  any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.
The descriptions of the warrants in this prospectus are summaries of the material provisions that will appear in the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants or any warrant units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information” above.

DESCRIPTION OF UNITS
We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units that we are offering will specify the material terms of the units, including one or more of the following:
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  the material terms of the units and of the securities making up the units, including whether and under what circumstances those securities may be held or transferred separately;
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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities making up the units;
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  any special federal income tax considerations applicable to the units; and
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  any material provisions of the governing unit agreement that differ from those described above.
The descriptions of the units in this prospectus are summaries of the material provisions that will appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the units. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information” above.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
Consequences of an Investment in Our Securities
The following is a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to a particular stockholder in view of any person’s particular circumstances, nor is it intended to represent a detailed description of the U.S. federal income tax consequences applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, financial institutions, securities broker-dealers, investors in pass-through entities, expatriates and taxpayers subject to alternative minimum taxation.
The following discussion relating to an investment in our securities was based on consultations with Bryan Cave LLP, our counsel. In the opinion of Bryan Cave LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Bryan Cave LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, or IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings.
Taxation of Omega
General. We have elected to be taxed as a real estate investment trust, or a REIT, under Sections 856 through 860 of the Code, beginning with our taxable year ended December 31, 1992. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.
The sections of the Code that govern the federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.
In the opinion of Bryan Cave LLP, which opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Bryan Cave LLP on an ongoing basis. Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See “—Failure to Qualify.”
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from an investment in a corporation. However, we will be subject to certain federal income taxes as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; provided, however, that if we have a net capital gain, we will be taxed at regular corporate rates on our undistributed REIT taxable income, computed without regard to net capital gain and the deduction for capital gains dividends, plus a 35% tax on undistributed net capital gain, if our tax as thus computed is less than the tax computed in the regular manner. Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference that we do not distribute or allocate to our stockholders. Third, if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Sixth, if we should fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, or TRS, that are not conducted on an arm’s-length basis. Eighth, if we acquire any asset that is defined as a “built-in gain asset” from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, which is defined as the “recognition period,” then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations. Section 1.337(d)-7(c)(5).
Requirements for Qualification. The Code defines a REIT as a domestic corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company as defined in provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6). We may avoid disqualification as a REIT for a failure to satisfy any of these tests if such failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.
Income Tests. To maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally “rents from real property,” interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221(a)(1) of the Code) and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than rent from a tenant that is a TRS that meets the requirements described below) will not qualify as “rents from real property” in satisfying the gross income tests if we or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may directly provide a minimal amount of “non-customary” services to the tenants of a property as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.
The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.
Prohibited Transactions. We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is primarily held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.
Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property is treated as qualifying for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
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  for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and
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  for which the REIT makes a proper election to treat the property as foreclosure property.
Such property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer (for a total of up to six years) if an extension is granted by the Secretary of the Treasury. In the case of a “qualified health care property” acquired solely as a result of termination of a lease, but not in connection with default or an imminent default on the lease, the initial grace period terminates on the second (rather than third) taxable year following the year in which the REIT acquired the property (unless the REIT establishes the need for and the Secretary of the Treasury grants one or more extensions, not exceeding six years in total, including the original two-year period, to provide for the orderly leasing or liquidation of the REIT’s interest in the qualified health care property). This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
The definition of foreclosure property includes any “qualified health care property,” as defined in Code Section 856(e)(6) acquired by us as the result of the termination or expiration of a lease of such property. We have from time to time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections other than the Haven facilities discussed in our Form 10-K for the year ended December 31, 2011. Properties that we had taken back in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to maintain REIT status. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to maintain REIT status. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. Through our 2011 taxable year, we had not paid any tax on our foreclosure property because those properties had been producing losses. We cannot predict whether, in the future, our income from foreclosure property will be significant and whether we could be required to pay a significant amount of tax on that income.
Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Accordingly, our income and gain from our interest rate swap agreements generally is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
TRS Income. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of securities of one or more TRSs. Prior to 2009, a TRS was not permitted to directly or indirectly (i) operate or manage a health care (or lodging) facility, or (ii) provide to any other person (under a franchise, license, or otherwise) rights to any brand name under which a health care (or lodging) facility is operated. Beginning in 2009, TRSs became permitted to own or lease a health care facility provided that the facility is operated and managed by an “eligible independent contractor.” A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the new rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s operators that are not conducted on an arm’s-length basis. As stated above, we do not lease any of our facilities to any of our TRSs.

Failure to Satisfy Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we would file a schedule with descriptions of each item of gross income that caused the failure.
Asset Tests. At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by (i) real estate assets (including (i) our allocable share of real estate assets held by partnerships in which we own an interest, and (ii) stock or debt instruments held for less than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
For purposes of the second and third asset tests, the term “securities” does not include our equity or debt securities of a qualified REIT subsidiary, a TRS, or an equity interest in any partnership, since we are deemed to own our proportionate share of each asset of any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer’s outstanding securities, the term “securities” does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership’s gross income is derived from sources described in the 75% income test set forth above.
We may own up to 100% of the stock of one or more TRSs. However, overall, no more than 25% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test.
If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset for purposes of the 75% test. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. As discussed under the 75% gross income test (see above), the IRS recently provided relief from re-testing certain mortgage loans held by a REIT that have been modified as a result of the current distressed market conditions with respect to real property. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.
Subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period) and (iv) we pay a tax on the failure equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.
Annual Distribution Requirements. To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income”

(computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income.
Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In addition, such distributions are required to be made pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that such class is entitled to such a preference. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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  85% of our REIT ordinary income for such year;
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  95% of our REIT capital gain income for such year; and
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  any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as “true leases” rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities and the leases are true leases for federal tax purposes, are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities. As a result, we might fail to meet the 90% distribution requirement or, if such requirement is met, we might be subject to corporate income tax or the 4% excise tax.
Reasonable Cause Savings Clause. We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of $50,000 for each such failure. This reasonable cause safe harbor is not available for failures to meet the 95% and 75% gross income tests, the rules with respect to ownership of securities of more than 10% of a single issuer and the new rules provided for failures of the asset tests.
Failure to Qualify
If we fail to qualify as a REIT in any taxable year, and the reasonable cause relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.

Other Tax Matters
We own and operate a number of properties through subsidiaries, known as qualified REIT subsidiaries, or QRSs. Code Section 856(i) provides that a corporation that is a qualified REIT subsidiary shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification described in this prospectus under the heading “Taxation of Omega,” the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as our assets, liabilities and items of income, deduction, and credit.
In the case of a REIT that is a partner in a partnership, such REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Taxation of Stockholders
Taxation of Domestic Stockholders. As long as we qualify as a REIT, if you are a taxable U.S. stockholder, distributions made to you out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by you as ordinary income and will not be eligible for the dividends received deduction for corporations or the special 15% tax rate applicable to individuals and certain other taxpayers in the case of dividends paid by a regular C corporation. However, to the extent that any of our income represents income on which we have paid tax at corporate income tax rates or dividend income from a regular C corporation, including dividend income from a TRS that we own, your proportionate share of such dividend income will be eligible for such special 15% tax rate. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) and eligible for the special 15% maximum tax rate on capital gain income applicable to individuals and certain other tax payers (unless such capital gain income is attributable to unrecaptured Section 1250 gain, in which case the applicable maximum tax rate will be 25%, instead of 15%), without regard to the period for which you have held our stock. However, if you are a corporation, you may be required to treat up to 20% of certain capital gain dividends as ordinary income. Further, if we designate a dividend as a capital gain dividend to you and you dispose of your shares in a sale or exchange in which you recognize a loss, and have held those shares for six (6) months or less, you will be required to treat the loss from the sale of your shares as long-term (instead of short-term) capital loss to the extent of the of the dividend distributions you received from us that were designated as capital gain distributions that were permitted to treat as long-term capital gains.
Distributions in excess of current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed the adjusted basis of your shares, but rather will reduce the adjusted basis of those shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of your shares, you will include the distributions in income as long-term capital gain (or short-term capital gain if you have held the shares for one year or less) assuming the shares are a capital asset in your hands. In addition, any distribution declared by us in October, November, or December of any year payable to you as a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by you on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year. You may not include in your individual income tax returns any of our net operating losses or capital losses.
Backup Withholding
Assuming that you are a U.S. stockholder, we will report to you and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, you may be subject to backup withholding with respect to distributions paid unless you:
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  are a corporation or come within certain other exempt categories and when required, demonstrate this fact; or
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  provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with applicable requirements of the backup withholding rules.
If you do not provide us with your correct taxpayer identification number, you may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against your income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to you, if you fail to certify your non-foreign status to us. See “— Taxation of Stockholders—Taxation of Foreign Stockholders.”

Treatment of Tax-Exempt Stockholders. If you are a tax-exempt employee pension trust or other domestic tax-exempt stockholder, our distributions to you generally will not constitute “unrelated business taxable income,” or UBTI, unless you have borrowed to acquire or carry our common stock. However, qualified trusts that hold more than 10% (by value) of certain REITs may be required to treat a certain percentage of that REIT’s distributions as UBTI. This requirement will apply only if:
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  the REIT would not qualify for federal income tax purposes but for the application of a “look-through” exception to the “five or fewer” requirement applicable to shares held by qualified trusts; and
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  the REIT is “predominantly held” by qualified trusts.
A REIT is predominantly held if either:
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  a single qualified trust holds more than 25% by value of the REIT interests; or
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  one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% by value of the REIT interests.
The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to the total gross income (less certain associated expenses) of the REIT.
A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For those purposes, a qualified trust is any trust described in section 401(a) of the Internal Revenue Code and exempt from tax under section 501(a) of the Internal Revenue Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “five or fewer” requirement without relying upon the “look-through” exception. The restrictions on ownership of our common stock in our Amended and Restated Articles of Incorporation, as amended, generally will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our common stock, absent approval by our board of directors.
Taxation of Foreign Stockholders. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, Non-U.S. Stockholders) are complex and no attempt will be made herein to provide more than a summary of these rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.
If you are a Non-U.S. Stockholder, the following discussion will apply to you. Distributions that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax.
However, if income from the investment in the shares is treated as effectively connected with your conduct of a U.S. trade or business, you generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to the distributions (and may also be subject to the 30% branch profits tax if you are a foreign corporation unless an applicable tax treaty reduces or eliminates that tax). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to you unless:
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  a lower treaty rate applies, you file an IRS Form W-8BEN with us and other conditions are met; or
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  you file an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, and other conditions are met.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted basis of your shares, but rather will reduce the adjusted basis of the shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of your shares, these distributions will give rise to tax liability if you would otherwise be subject to tax on any gain from the sale or disposition of your shares in us, as described below. If it cannot be determined at the time a distribution is made whether or not the distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts withheld can be refundable if the Non-U.S. stockholder files a U.S. tax return if it is subsequently reporting that a distribution was, in fact, in excess of our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to you under the provisions of the Foreign Investment in Real Property Tax Act of 1980,

or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to you as if the gain were effectively connected with a U.S. business. You would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a lower rate or an exemption under an applicable treaty. We are required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. This amount is creditable against your FIRPTA tax liability. Notwithstanding the foregoing, in the case of any distribution attributable to gain from a sale by us of U.S. real property interests, if the distribution is with respect to a class of our stock that is regularly traded on an established securities market, you do not own more than 5% of that class of stock at any time during the one-year period ending on the date of the distribution, and we are a “domestically controlled REIT” as defined below, then the distribution will be exempted from the application of the FIRPTA rules and the distribution will be subject to the withholding rules for ordinary income, i.e., subject to a 30% withholding tax unless the a Form W-8BEN has been filed (indicating that a lower treaty rate applies) or a Form W-8ECI has been filed (indicating that the distribution is effectively connected income).
Gain recognized by you upon a sale of shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” although there can be no assurance that we will retain that status. If we are not “domestically controlled,” gain recognized by you will continue to be exempt under FIRPTA if you at no time owned more than five percent of our common stock. However, gain not subject to FIRPTA will be taxable to you if:
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  investment in the shares is effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. stockholders with respect to the gain; or
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  you are a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and other applicable requirements are met, in which case you will be subject to a 30% tax on your capital gains.
If the gain on the sale of shares were to be subject to taxation under FIRPTA, you will be subject to the same treatment as U.S. stockholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).
If the proceeds of a sale of shares by you are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding unless you certify as to your name, address and non-U.S. status or otherwise establish an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if:
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  the payment is made through an office outside the U.S. of a broker that is: (a) a U.S. person; (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.; or (c) a “controlled foreign corporation” for U.S. federal income tax purposes; and
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  the broker fails to initiate documentary evidence that you are a Non-U.S. Stockholder and that certain conditions are met or that you otherwise are entitled to an exemption.
Recent Legislation
Recently enacted legislation would, among other things, (i) require withholding at a rate of 30 percent on certain payments (including payments of U.S. source dividends and gross proceeds from the sale of stock that can produce U.S. source dividends) paid after December 31, 2012, to certain foreign financial institutions, investment funds, and other non-U.S. persons that fail to meet certain requirements, and (ii) require that, in certain circumstances, certain U.S. holders that are individuals, estates and trusts pay a 3.8 percent tax on “net investment income”, which includes, among other things, dividends on and gains from the disposition of stock, effective for taxable years beginning after December 31, 2012. Shareholders are urged to consult their tax advisors regarding the possible implications of the legislation on their investment in our stock.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders of our securities should recognize that the present federal income tax treatment of investment in our company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our company.
State and Local Taxes
We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
General
We may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:
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  to or through underwriters for resale to purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;
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  directly to one or more purchasers, through a specific bidding, auction or other process;
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  through agents or dealers;
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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
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  in exchange for outstanding indebtedness; or
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  through a combination of any of these methods of sale.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
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  the terms of the offering;
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  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
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  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
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  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
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  any delayed delivery arrangements;
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  any discounts or concessions allowed or re-allowed or paid to dealers; and
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  any securities exchange on which the securities may be listed.
If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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  privately negotiated transactions;
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  at a fixed public offering price or prices, which may be changed;
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  in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;
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  at prices related to prevailing market prices; or
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  at negotiated prices.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Market-Making, Stabilization and Other Transactions
To facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any preferred stock, warrants or units on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Omega Healthcare Investors, Inc. by Bryan Cave LLP, Atlanta, Georgia. In addition, the description of material federal income tax consequences contained in this prospectus under the heading “U.S. Federal Income Tax Considerations” is based upon the opinion of Bryan Cave LLP, Atlanta, Georgia.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

2,500,000 Shares

Common Stock

Prospectus Supplement

Jefferies

October 2, 2013